UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 29, 2025

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2025, Topgolf Callaway Brands Corp. (the “Company”) held its 2025 annual meeting of shareholders (the “Annual Meeting”), at which the Company’s shareholders approved, among other items, the Company’s amended and restated 2022 Incentive Plan (the “Restated Plan”). The Restated Plan was approved by the Company’s Board of Directors (the “Board”) on March 27, 2025, and it became effective on the date of the Annual Meeting.

The Restated Plan provides for an increase of 13,500,000 shares available for issuance under the Restated Plan over the number of shares of the Company’s common stock available for issuance under the Company’s 2022 Incentive Plan in effect prior to the amendment and restatement. Grants under the Restated Plan of stock options and stock appreciation rights will continue to reduce the shares available under the Restated Plan on a one-for-one basis. The number of shares authorized for issuance under the Restated Plan will continue to be decreased by 2.0 shares for each share issued pursuant to awards other than an option or stock appreciation right (or other award subject to an exercise price, strike price or similar concept) (a “full value award”) under the Restated Plan’s fungible share ratio.

Under the Restated Plan, no more than 30,000,000 shares may be issued upon the exercise of incentive stock options (“ISOs”). In addition, no ISOs may be granted under the Restated Plan after the date that is 10 years following the earlier of (1) the date the Board approved the Restated Plan or (2) the date the shareholders approved the Restated Plan. The Restated Plan will continue until terminated in accordance with its terms.

A more detailed description of the Restated Plan is set forth in the section entitled “Proposal No. 4 - Approval of the Amendment and Restatement of the 2022 Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 16, 2025 (the “Proxy Statement”). The foregoing description of the Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed as Appendix B to the Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 29, 2025, shareholders of the Company approved four proposals at its Annual Meeting. Of the 183,749,328 shares of the Company’s common stock outstanding as of the record date, 159,081,706 shares were represented at the Annual Meeting.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Annual Election of Directors

The voting results for the annual election of directors are as follows:

	Shares Voted
Name of Candidate	For	Against	Abstain	Broker Non-Votes
Oliver G. (Chip) Brewer III	136,988,354	811,006	394,875	20,887,471
John F. Lundgren	135,284,683	2,791,055	118,497	20,887,471
Erik J Anderson	136,287,184	1,470,708	436,343	20,887,471
Russell L. Fleischer	136,153,307	1,599,759	441,169	20,887,471
Bavan M. Holloway	137,015,722	1,065,590	112,923	20,887,471
Scott M. Marimow	135,467,081	2,284,242	442,912	20,887,471
Adebayo O. Ogunlesi	131,003,668	7,071,938	118,629	20,887,471
Varsha R. Rao	136,050,562	2,036,139	107,534	20,887,471
Linda B. Segre	135,074,232	2,819,503	300,500	20,887,471
Anthony S. Thornley	135,401,908	2,504,303	288,024	20,887,471
C. Matthew Turney	134,120,211	3,821,839	252,185	20,887,471

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on an advisory basis, the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
157,162,093	1,612,598	307,015

Proposal 3: Advisory Vote on Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
135,582,960	2,383,329	227,946	20,887,471

Proposal 4: Approval of Amendment and Restatement of 2022 Incentive Plan

The Company’s shareholders approved the Restated Plan. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
135,623,046	2,412,791	158,398	20,887,471

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: June 2, 2025	By:	/s/ Heather D. McAllister
	Name:	Heather D. McAllister
	Title:	Senior Vice President, General Counsel and Corporate Secretary